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                                                                    Exhibit 10.4

                               LDK SOLAR CO., LTD
           (incorporated in the Cayman Islands with limited liability)


[Name of independent director]
[Address of independent director]

                                                                          [Date]

Dear [insert]

                    APPOINTMENT AS AN INDEPENDENT DIRECTOR OF
                               LDK SOLAR CO., LTD
           (THE "COMPANY" TOGETHER WITH ITS SUBSIDIARIES, THE "GROUP")

We hereby write to confirm the terms and conditions of your appointment as an independent director of the Company:-

1. Subject to Clause 8 herein, your appointment as an independent director of the Company will be for an initial term of [three] years and will take effect from the date hereof, and will continue thereafter for successive [three]-year terms until terminated by you or removed by our shareholders with three months' notice in writing served on the other party.

2. Your role will be that of an independent director, bringing an objectivity and independence of view borne by your outside experience, helping the board of directors of the Company (the "BOARD") to provide the Company with effective leadership and ensuring the continuing effectiveness of the management team and the high standards of probity within the Company. As an independent director, the Board may ask you to become a member of the various committees of the Board including the audit committee whose principal duties include, inter alia, the review and supervision of the Company's financial reporting process and internal controls.

3. In addition to your general fiduciary responsibilities, you shall faithfully and diligently perform such functions and exercise such powers as are appropriate to your position as an independent director. The Board may ask you to accept additional appointments in or on behalf of the Company.

4. In order to satisfy the requirements of a public company, you are expected to attend general meetings (the "GENERAL MEETINGS") of the Company, each meeting of the Board and of any committees to which you are appointed as a member. If you are unavoidably unable to attend, as much prior notice as possible should be given to the chairman of the Board (the "CHAIRMAN").

5. You will be fully reimbursed for all reasonable out-of-pocket expenses you incur in discharging your duties on production of appropriate proofs of payment. The Company's procedures require you to obtain authorisation in advance from the Chairman for any item of expenditure that are to be reasonably incurred by you and any expenses to be reasonably incurred overseas or for foreign travel.

6. Because of your independent status, you are not eligible to participate in any share option, bonus schemes or other benefits of the kind available to executive and other directors of the Company, except as expressly approved by the Board at its sole discretion.

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7.   You shall be entitled to an annual fee of HK$/US$/Rmb [specify] payable in arrears in December each year, which shall accrue on a daily basis.

8. Your appointment will, in any event, cease at the annual General Meeting of the Company immediately before the expiration of your initial term or any subsequent [three]-year term, as the case may be, as set forth in Clause 1 and you will be eligible for re-election for consecutive three-year terms at the annual General Meetings. In addition to these requirements, your appointment will at all times be terminable by three months' prior written notice given by either side.

9. Your appointment will terminate automatically and immediately upon written notice to you without further compensation (for avoidance of doubt, you will be entitled to compensation for your past service as set forth herein) if you:-

     9.1 vacate your office under the terms of the Company's articles of association;

     9.2 are removed for cause from office as a director by any resolution duly proposed and resolved by the members of the Company in General Meeting (provided always that, where a poll is demanded, the result of the poll will count); or

     9.3 are not re-elected as a director when you submit yourself to re-election.

10.  Your fiduciary duties to the Company require you at all times:-

     10.1 to maintain the confidentiality of all information you acquire by virtue of your appointment;

     10.2 to act in good faith in the Company's interests at all times;

     10.3 to act at all times for the proper purposes of the Company;

     10.4 to carry out your responsibilities with the care, skill and diligence which the Company is reasonably entitled to expect from someone of your experience and expertise; and

     10.5 to act only with the proper authority of the Company.

11. You must not make any statements on the Company's behalf or concerning the Company to the press, media, venture capitalists, brokers, banks, financial analysts and/or anyone associated with the stock market or investor community without the authorisation of the Board.

12. You shall disclose to the Board all other directorships and other (direct or indirect) interests, employments, consultancies or associations held by you or members of your family. You must also keep the Board informed on a continuing basis of all changes to such arrangements.

13. You have the responsibility to act in the best interests of the Company and the Group and to refrain from any conduct that would be, or may appear to be, adverse or contrary to the interests of the Company or the Group. You shall avoid not only conflicts of interest, but also the appearance of a conflict of interest. You shall disclose to the Board any potential conflicts of interest that you, any member of your family or any persons affiliated with you, may have with respect to any matter under discussion by the Board or proposed to be discussed by the Board and, if appropriate, refrain from voting on a matter in which you, any member of your family or any persons affiliated with you, may have a conflict. A "conflict of interest" exists when the

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     private interest of yourself, any member of your family or any persons affiliated with you, is inconsistent with or opposed to, or gives the appearance of being inconsistent with or opposed to, the interests of the Company or the Group.

14. You shall not, either during the term of your appointment as an independent director of the Company or thereafter:-

     14.1 use to the detriment or prejudice of the Group or divulge or communicate to any person any trade secret or confidential information concerning the business or affairs of the Group (except to employees or directors of the Group whose province is to know the same) which may have come to your knowledge during the term of your appointment hereunder; or

     14.2 use for your own purpose or for any purposes other than those of the Group or disclose to any third party (except to regulatory authorities or required by any applicable law) any information or knowledge of a confidential nature which you may from time to time acquire in relation to any member of the Group but so that this restriction shall cease to apply to any information or knowledge which may come into the public domain (otherwise than through your fault).

15. You shall not, during the term of your appointment and for one year thereafter, be a director or employee or agent of, or have any other material financial interest or involvement in, any business or enterprise which competes or is likely to compete (directly or indirectly) or has a significant business relationship with any Group company without the prior written consent of the Board.

16. You shall promptly upon request by the Company or in any event upon your ceasing to be an independent director of the Company deliver up to the Company all lists of clients or customers, correspondence and all other documents, papers and records which may have been prepared by you or have come into your possession as a director of the Company, and you shall not be entitled to and shall not retain any copies thereof. Title and copyright therein shall vest in the Company.

17. By accepting this appointment, you will be deemed to have represented to the Company that you have, to the best of your knowledge, satisfied the independence and other requirements of the Securities and Exchange Commission of the United States.

18. This letter shall be governed by and construed in accordance with the laws of the Cayman Islands. Any disputes or claims relating to this letter agreement or the interpretation, breach, termination or validity hereof shall be resolved through friendly consultations between you and the Company, commencing upon written notice given by one party to the other of the existence of such a claim or dispute. If consultation fails to resolve the dispute or claim within 30 days of such notice being given, either party may refer the dispute or claim to the China International Economic and Trade Arbitration Commission for arbitration.

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Please sign, date and return the attached copy of this letter to us, confirming your acceptance of the appointment and its terms set out herein. If the terms of this appointment cause you any difficulty, please let us know.


Yours faithfully,


[SPECIFY]
FOR AND ON BEHALF OF
LDK SOLAR CO., LTD



--------------------------------------------------------------------------------
I agree to the terms and conditions set out above relating to my appointment as an independent director of LDK Solar Co., Ltd.

IN WITNESS WHEREOF I HAVE EXECUTED THIS DOCUMENT AS A DEED ON THE DATE SET OUT BELOW:-


SIGNED, SEALED AND DELIVERED BY     )
[NAME OF INDEPENDENT DIRECTOR]      )
in the presence of:                 )


Witness's name:            __________________________

Witness's address:         __________________________

Witness's occupation:      __________________________

Date:                      __________________________


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